Exhibit (a)(1)(F)

Tender

Subject Line: Receipt of Dell Offer to Purchase Election Submission

Thank you for visiting the Dell Offer to Purchase website and submitting your election; it has been received. You elected to tender all of your outstanding stock options for a one-time cash payment.

To view and print a copy of your confirmation statement for your election, log in to the Dell Offer to Purchase website (www.delltenderoffer.com) and click “View My Confirmation Statement” under the “Make My Election” heading. If you would like to change your election, please log in to the website and click “Change My Election” under the “Make My Election” heading. You may visit the website and change your election as many times as you wish before the expiration of the offer at 11:59 p.m., New York City time, on October 25, 2013 (or any later expiration date if the offer is extended).

If you have any questions, please contact the Dell Offer to Purchase Service Center at 800-752-2702 (U.S.) or +1-857-362-5936 (international). In addition, you can send an e-mail to ContactUs@DellTenderOffer.com. Representatives are available to help you Monday through Friday from 8:00 a.m. to 10:00 p.m., New York City time, excluding U.S. holidays.

We urge you to read the offer to purchase document and other offer documents governing the offer, which are available on www.delltenderoffer.com.

Decline

Subject Line: Receipt of Dell Offer to Purchase Election Submission

Thank you for visiting the Dell Offer to Purchase website and submitting your election; it has been received. You elected NOT to tender all of your outstanding stock options for a one-time cash payment.

Your decision not to tender your options will have significant consequences for you. If you do not tender your options, those options will be converted into options to purchase common stock of Dell’s new parent entity. Common stock of the parent entity will not be traded on any public securities market and neither the parent entity nor Dell will be required to file reports with the Securities and Exchange Commission. As a result, your ability as a holder of converted options to obtain financial and other information about the parent entity and Dell will be limited and you may find it difficult to sell the parent entity’s shares you acquire upon your exercise of any converted options, which could adversely affect your ability to obtain the cash necessary to pay the option exercise price and associated taxes.

In addition, your decision not to tender your options could limit your eligibility to participate in incentive compensation plans at Dell after the merger and, if you are eligible to participate in any such plans, the level of any participation by you in those plans.

To view and print a copy of your confirmation statement for your election, log in to the Dell Offer to Purchase website (www.delltenderoffer.com) and click “View My Confirmation Statement” under the “Make My Election” heading. If you would like to change your election, please log in to the website and click “Change My Election” under the “Make My Election” heading. You may visit the website and change your election as many times as you wish before the expiration of the offer at 11:59 p.m., New York City time, on October 25, 2013 (or any later expiration date if the offer is extended).

If you have any questions, please contact the Dell Offer to Purchase Service Center at 800-752-2702 (U.S.) or +1-857-362-5936 (international). In addition, you can send an e-mail to ContactUs@DellTenderOffer.com. Representatives are available to help you Monday through Friday from 8:00 a.m. to 10:00 p.m., New York City time, excluding U.S. holidays.

We urge you to read the offer to purchase document and other offer documents governing the offer, which are available on www.delltenderoffer.com.

Withdraw

Subject Line: Receipt of Dell Offer to Purchase Election Submission

Thank you for visiting the Dell Offer to Purchase website and submitting your election; it has been received. You have chosen to withdraw a previous election to tender all of your outstanding stock options for a one-time cash payment.

Your decision to withdraw your options will have significant consequences for you. If you do not tender your options, those options will be converted into options to purchase common stock of Dell’s new parent entity. Common stock of the new parent entity will not be traded on any public securities market and neither the parent entity nor Dell will be required to file reports with the Securities and Exchange Commission. As a result, your ability as a holder of converted options to obtain financial and other information about the parent entity and Dell will be limited and you may find it difficult to sell the parent entity’s shares you acquire upon your exercise of any converted options, which could adversely affect your ability to obtain the cash necessary to pay the option exercise price and associated taxes.

In addition, your decision to withdraw your options could limit your eligibility to participate in incentive compensation plans at Dell after the merger and, if you are eligible to participate in any such plans, the level of any participation by you in those plans.

To view and print a copy of your confirmation statement for your election, log in to the Dell Offer to Purchase website (www.delltenderoffer.com) and click “View My Confirmation Statement” under the “Make My Election” heading. If you would like to change your election, please log in to the website and click “Change My Election” under the “Make My Election” heading. You may visit the website and change your election as many times as you wish before the expiration of the offer at 11:59 p.m., New York City time, on October 25, 2013 (or any later expiration date if the offer is extended).

If you have any questions, please contact the Dell Offer to Purchase Service Center at 800-752-2702 (U.S.) or +1-857-362-5936 (international). In addition, you can send an e-mail to ContactUs@DellTenderOffer.com. Representatives are available to help you Monday through Friday from 8:00 a.m. to 10:00 p.m., New York City time, excluding U.S. holidays.

We urge you to read the offer to purchase document and other offer documents governing the offer, which are available on www.delltenderoffer.com